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                                                                   Exhibit 10.19


                            SHARE PURCHASE AGREEMENT


                                      among

                  GIGANTISSIMO 2061 AB under change of name to
                              WATERLINK (SWEDEN) AB

                      PROVISTA EINHUNDERTSECHSUNDFUNFZIGSTE
               VERWALTUNGSGESELLSCHAFT MBH under change of name to
                            WATERLINK (GERMANY) GMBH

                                 AWPE SVENSKA AB

                           ANGLIAN WATER HOLDING GMBH

                     Concerning the acquisition of shares in

                            NORDIC WATER PRODUCTS AB
                                       and
                          AXEL JOHNSON ENGINEERING GMBH



                               DATED MARCH 4, 1997
                               -------------------


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                            SHARE PURCHASE AGREEMENT
                            ------------------------

This SHARE PURCHASE AGREEMENT is made this 4th day of March, 1997, between, on the one hand, GIGANTISSIMO 2061 AB under change of name to WATERLINK (SWEDEN) AB, a corporation organized under the laws of Sweden ("Sweden Sub"), and PROVISTA EINHUNDERTSECHSUNDFUNFZIGSTE VERWALTUNGSGESELLSCHAFT MBH under change of name to WATERLINK (GERMANY) GmbH, a company organized under the laws of Germany ("Germany Sub" and together with Sweden Sub, the "Buyers"), and, on the other hand, AWPE SVENSKA AB, a company organized under the laws of Sweden ("AWPE") and ANGLIAN WATER HOLDING GmbH, a company organized under the laws of Germany ("Holding") (AWPE and Holding are collectively referred to as "Sellers.") Buyers and Sellers are each a "Party" and collectively the "Parties".

1.       BACKGROUND

         WHEREAS, NORDIC WATER PRODUCTS AB, a company organized under the laws of Sweden with Swedish corporate registration number 556027-6155 ("Nordic") and AXEL JOHNSON ENGINEERING GmbH, a company organized under the laws of Germany, registered in the Commercial Register of the local court in Neuss under the registration number HRB 6260 and having a total nominal share capital of DEM 50,000 ("Axel Johnson") (collectively the "Companies") are both engaged principally in business related to the sale and licensing of proprietary water and wastewater treatment equipment; and


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                                        3

         WHEREAS, Sellers own all of the issued and outstanding capital stock of the Companies, which consists with respect to Nordic of 40,000 shares, each having a par value of SEK 100, and with respect to Axel Johnson, one control with another person or entity. For purposes of this definition the term "control" (including the terms "controlling" and "controlled") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" shall mean this share purchase agreement between Buyers and Sellers, including all exhibits and schedules hereto, all as may be amended from time to time as provided herein.

         "Anglian Water" shall mean Anglian Water International Limited.

         "Audited Financial Statements" shall mean the audited financial statements, including the balance sheets and profit and loss statements, and the notes and schedules, if any, thereto, of each of the Companies and the Subsidiaries, for the years ended March 31, 1994, 1995 and 1996 prepared in accordance with the Accounting Principles and certified by the present external auditors of each of the Companies.

         "Authorizations" shall have the meaning set forth in Section 4.4(b) hereof.


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                                        4

         "Buyers" shall have the meaning set forth in the introductory paragraph hereof.

         "Closing" shall mean the closing of the sale and the purchase of the Shares in accordance with Section 3.4 hereof.

         "Closing Date" shall mean the date of signing of this Agreement.

         "Confidential Information" shall mean any and all information of any kind or nature whatsoever, written or oral, including, without limitation, financial information, trade secrets, client or customer or supplier lists and other proprietary business information regarding Buyers, Sellers, the Companies or any Subsidiary, which information is not known to the general public or to persons unaffiliated with Buyers, Sellers, the Companies or the Subsidiaries, as the case may be (unless such information was lawfully in the possession of Buyers, Sellers, the Companies or the Subsidiaries, as the case may be, as evidenced by written records, and was not acquired directly or indirectly from Buyers, Sellers, the Companies or the Subsidiaries, as the case may be) .

         "Debt" shall have the meaning set forth in Section 3.3(a) hereof.

         "Deductible" shall have the meaning set forth in Section 8.2(c) hereof.


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                                        5

         "Domination Agreements" shall mean the domination agreement between Nordic Water Services GmbH and the former Axel Johnson Engineering GmbH dated June 30, 1992, the domination and profit transfer agreement between Axel Johnson and Purac GmbH Gesellschaft fur Wasser - und Abwasserreinigung dated June 30, 1992, and the domination agreement between Holding and Axel Johnson dated August 10, 1993.

         "Environmental Laws" shall have the meaning set forth in Section 4.18 hereof.

         "Governmental Authority" shall have meaning set forth in Section 4.4(b) hereof.

         "Group Companies" shall mean the Companies and each of the Subsidiaries collectively and/or individually.

         "Intellectual Property" shall have the meaning set forth in Section
4.17 hereof.

         "Losses" shall have the meaning set forth in Section 8.1(a) hereof.

         "Lien" shall mean any lien, security interest, charge, mortgage, option, encumbrance or other restriction or right of any third party of any kind or nature whatsoever.

         "material [sic]" shall mean material to the assets, liabilities, operations or result of operations of the Companies and the Subsidiaries, taken as a whole.


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                                        6

         "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, operations or result of operations of the companies and the Subsidiaries, taken as a whole.

         "Nordic Group Shares" shall have the meaning set forth in Section 1 hereof.

         "Party" and "Parties" shall have the meanings set forth in the introductory paragraph hereof.

         "Purac Engineering" shall mean Purac Engineering Inc.

         "Purchase Price" shall have the meaning set forth in Section 3.2(a) hereof.

         "Qualified Losses" shall have the meaning set forth in Section 8.2 (c) hereof.

         "Receivables" shall have the meaning set forth in Section 4.10 hereof.

         "Representatives" shall mean any and all of the following affiliates of any of the Parties and their respective Affiliates: directors, officers, employees, partners or potential partners, agents or Representatives, including (but not limited to) financial advisors, business advisors, scientific advisors, technical advisors, bankers, consultants, independent accountants and counsel.


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                                       7

         "Sellers" shall have meaning set forth in the introductory paragraph hereof.

         "Shares" shall have the meaning set forth in Section 1 hereof.

         "Subsidiaries" shall mean the directly or indirectly owned subsidiaries of the Companies, listed in Schedule 1 attached hereto.

         "Taxes" shall mean taxes and other governmental fees and assessments, including any interest, costs, late payment charges, late filing charges and comparable obligations.

         "Unaudited Financial Statements" shall mean the unaudited financial statements for each of the Group Companies for the nine-month period ended December 31, 1996.

3.       THE TRANSACTION

3.1      Purchase and Sale of the Shares
         -------------------------------

         Subject to the terms and conditions set forth in this Agreement, on the Closing Date Sellers agree to sell, assign, transfer and deliver the Shares to Buyers and Buyers agree to purchase the Shares from Sellers. Consummation of the transactions contemplated herein including the transfer of the title to the Shares and all rights vested therein, shall be effected on the Closing Date.


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                                        8

3.2      Purchase Price
         --------------

         (a) The purchase price payable by Buyers to Sellers for the Shares at the Closing shall be the amount of Six Million One Hundred Two Thousand US dollars (USD 6,102,000) (the "Purchase Price"). Of the Purchase Price, an amount of Four Million Three Hundred Twenty One Thousand US dollars (USD 4,321,000) is payable by Sweden Sub and attributable to the shares in Nordic, while an amount of Three Million Fifteen Thousand Nine Hundred Forty Five marks Forty pfennig (DEM 3,015,945.40) is payable by German Sub and attributable to the interest share in Axel Johnson.

         (b)      The Purchase Price shall be paid as follows:

                  (i) the amount of Two Million Three Hundred Twenty One Thousand US dollars (USD 2,321,000) by wire transfer to a bank account to be designated by Sellers;

                  (ii) the amount of Three Million Fifteen Thousand Nine Hundred Forty Five marks Forty pfennig (DEM 3,015,945.40) by wire transfer to a bank account to be designated by Sellers;


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                                        9

                  (iii) One Million US dollars (USD 1,000,000) by wire transfer to a bank account to Svenska Handelsbanken as escrow agent in connection with the escrow account established pursuant to an Escrow Agreement substantially in the form attached to this Agreement as EXHIBIT A; and

                  (iv) a promissory note from Sweden Sub in favor of Anglian Water in the amount of One Million US Dollars (USD 1,000,000) plus an annual interest on the said amount of Seven (7) percent, calculated on a compounded basis, in the form attached hereto as EXHIBIT B.

3.3      Payment of Debt
         ---------------

         (a) Buyers shall at the Closing pay the principal amount of all debts, other than any amounts owing under ordinary commercial business transactions, carried by the Companies and/or the Subsidiaries on the Closing Date which are owed to Sellers, Anglian Water or Anglian Water's Affiliates, as the case may be, all of which are set forth on SCHEDULE 3.3(a), (the "Debt").

         (b) No later than three (3) business days before the Closing Date, Sellers shall have provided notice to Buyers of the amount of the Debt. Payment of the Debt shall be made on the Closing Date by wire transfer of Five Million Six Hundred Nineteen Thousand US dollars (USD 5,619,000) to the account or accounts


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                                       10

                  designated by Sellers, Anglian Water or Anglian Water's Affiliates, as the case may be, representing the total amount of Debt as set forth in Section 3.3(a).

         (c) Sellers, Anglian Water or Anglian Water's Affiliates, as the case may be, shall at the Closing execute and deliver to the Group Companies releases, in form and substance reasonably satisfactory to Sellers, evidencing the payment in full of, and release from, the Debt.

3.4      Closing
         -------

         (a) At the Closing, Sellers shall deliver to Buyers all share certificates representing the Shares duly endorsed in blank. With respect to the shares in Axel Johnson, Sellers and Buyers shall enter into an Assignment Agreement in the form of EXHIBIT C to this Agreement in front of a German notary public.

                  In exchange for the Shares, Buyers shall (i) pay the Purchase Price to Sellers in immediately available funds to Sellers in accordance with Section 3.2(b), and (ii) pay the Debt to Sellers the amount set forth in Section 3.3(b) above.

         (b) Upon the delivery by Sellers to Buyers of all share certificates representing the Shares, duly endorsed in blank and the execution of the Assignment Agreement in front of a German notary public as provided for in Section 3.4(a) hereof and the


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                                       11

                  payment of the Purchase Price, Buyers shall have and Sellers shall deliver full title to and ownership of the Shares, free and clear of any and all Liens, other than any Liens created by Buyers.

         (c) Sellers will on the Closing Date terminate all their liabilities and undertakings in connection with the existing banking facilities of the Group Companies, as set forth on
                  SCHEDULE 3.4(c), including the bank guarantee supporting the lease of Axel Johnson's offices, and Buyers shall cause the Group companies to release Anglian Water and its Affiliates from the guarantee commitments and other guarantees, as set forth in Schedule 3.4(c).

         (d) Concurrently with the Closing and with respect to Axel Johnson, after notarization and payment of the portion of the Purchase Price attributable to the interest share in Axel Johnson have been made, Buyers shall cause shareholders' meetings of the Companies and the Subsidiaries, if applicable, to be held at which, INTER ALIA, the existing directors of the Companies representing Sellers shall be forthwith removed from office.

         (e) The Parties shall at the Closing enter into an Escrow Agreement as set forth in Exhibit A.


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                                       12

         (f) With respect to the guarantees and bonds which have been issued by banks up to the Closing Date relating to completed projects and/or for projects where the work is in progress as set forth in SCHEDULE 3.4(f), Anglian Water undertakes to maintain such commitments in place and to not revoke such specific guarantee commitments and will fulfill such financial guarantee commitments vis-a-vis the principal, provided, however, that:

                  (i) with respect to completed projects, Buyers will cause Group Companies to make every endeavor consistent with past practice to resolve problems and disputes on the projects and thereby avoid claims being made against the guarantees and bonds in Schedule 3.4(f). In the event of a claim being made and Anglian Water being required to fulfill the financial guarantee commitments vis-a-vis the principal, then Buyers will:

                           (a) cause Group Companies to continue to make every endeavor consistent with past practice to resolve the problems and disputes;

                           (b) pay to Sellers the value of any contract reserves, provisions etc. relating to the project and provided for in the Unaudited Financial Statements, AND SET FORTH IN
                                    SCHEDULE 3.4(f)(i)(b).


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                                       13

                  (ii) with respect to work in progress contracts, Anglian Water will not accept any commercial responsibility for the fulfillment of such projects. In the event of a claim being made and Anglian Water being required to fulfill the financial guarantee commitments vis-a-vis the principal, then Buyers will indemnify Anglian Water for such claim and reasonable costs and expenses related thereto.

                  Buyers shall on the Closing Date give an absolute counter indemnity in respect of their obligations in (i)(b) and (ii) above and the promissory note set forth in Exhibit B, and will in connection herewith issue a counter indemnity in the form of an on-demand bank guarantee of Five Hundred Thousand US dollars (USD 500,000) by a bank reasonable satisfactory to Sellers. Before exercising their right to draw on the on-demand bank guarantee, Sellers undertake to notify Buyers of their intention to draw on such guarantee. Upon request by Sellers, Buyers undertake to provide Sellers with information on the status of the relevant projects and the guarantees given by Sellers or their Affiliates and to assist Sellers in the recovery of these guarantees upon termination/expiry.

         (g) No later than on the Closing Date, Sellers shall pay all accounts receivables of the Group Companies owed by Anglian Water or any of its Affiliates, other than any amounts owed under ordinary commercial business transactions on an arm's length basis not yet due and payable.


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                                       14

         (h) Sellers have offset against the Purchase Price one half (1/2) of the Group Companies' pension liabilities set forth on
                  SCHEDULE 3.4(h) (the "Pension Liabilities") representing an amount of Five Hundred Twenty Nine Thousand US dollars (USD 529,000).

                  Buyers shall on the Closing Date release Sellers from any commitments, undertakings or guarantees (parent company guarantees) in connection with the Pension Liabilities, as set forth in Schedule 3.4(h).

         (i) As soon as possible after the Closing Date, Buyers shall cause appropriate Nordic Group Company to enter into a distribution agreement with Aquafine Engineering Services Ltd ("AES"), providing AES with a three year continued non-exclusive right to market and sell the DynaSand, Zickert Scraper and NWP Lamellas within the European Economic Area ("the EEA"), on terms mutually agreeable to the parties.

                  In addition, as soon as possible after the Closing Date Buyers shall cause each of Great Lakes Environmental Inc. ("Great Lakes"), Aero-Mod Incorporated ("Aero-Mod"), and Water Equipment Technologies Inc. ("WET") to enter into non-exclusive distribution agreements for AES to market and sell certain products of Great Lakes, Aero-Mod and WET within the European Economic Area ("the EEA"), on terms mutually agreeable to the parties. In addition, on the Closing


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                                       15

                  Date, Buyers will deliver a letter agreement setting forth the commitment of Great Lakes, Aero-Mod and WET to negotiate in good faith toward the execution of a definitive license agreement granting AES a license to manufacture certain licensed products of Great Lakes, Aero-Mod and WET on terms satisfactory to the parties substantially in the form of Exhibit D.

         (j) As soon as possible after the Closing Date, Buyers shall cause Zickert Products AB to enter into an agreement with Purac Engineering Inc. ("Purac Engineering") concerning the mutual termination of license agreement relating to Purac Engineering's license with respect to the Zickert Scraper, substantially in the form of EXHIBIT E. Notwithstanding the foregoing, Purac Engineering shall be entitled to continue to use, on unchanged terms and conditions, Zickert Scraper products in order for Purac Engineering to complete any outstanding bids and inquiries as per the Closing Date.

         (k)      At the Closing, Buyers shall receive:

                  (i) legalized copies of an extract from the Commercial Register in respect of Axel Johnson and the presently valid version of the Statutes of Axel Johnson of a date not more than ten (10) days prior to the Closing Date;


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                                       16

                  (ii) a true and correct copy of Nordic's Articles of Association and a Registration Certificate as of a date not more than seven (7) days prior to the Closing Date.

         (l) Except for the notarization of the Assignment Agreement contemplated by Section 3.4(c), the Closing shall take place on the Closing Date at the offices of White & Case, Stockholm.

4.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby make the following representations and warranties to and for the benefit of Buyers, each of which is made on and as of the Closing Date.

4.1      Organization
         ------------

         Sellers and each of the Group Companies are limited liability companies duly organized and validly existing under the laws of their respective jurisdictions of organization and has power and authority to carry on their businesses as presently being conducted. Other than the Subsidiaries, the Group companies do not own or control, whether directly or indirectly, any capital stock or other equity or ownership interest in any business, corporation, joint venture, partnership or other entity. Sellers and each of the Group Companies are in compliance with their respective articles of association. All


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                                       17

         documentation of each of the Group Companies including the share register, minutes of board of directors' meetings and shareholders' meetings, accounting records and contracts exists and are properly kept, correct and complete, PROVIDED, HOWEVER, that this does not apply with respect to Axel Johnson regarding its share register, minutes of board of directors' meetings and shareholders' meetings, as such records are not required by applicable laws to be maintained. To the best of Sellers' knowledge, all minutes from shareholders' meetings of Axel Johnson since 1993 have been delivered to Buyers and are true and correct.

         Copies of the following documents are attached to this Agreement as appendices:

         - up-to-date extracts from the commercial register of the Neuss local court relating to Axel Johnson showing all matters requiring registration (Appendix A); and

         - the Articles of Association of Axel Johnson as last amended (Appendix A).

         Axel Johnson is not a party to, and has not committed itself to entering into, an enterprise, partnership, domination or profit transfer agreement. The Domination Agreements have been terminated prior to the Closing Date.

4.2      Authorization, Execution and Delivery
         -------------------------------------



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                                       18

         Sellers have full corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby. The execution of this Agreement and each other document delivered in connection herewith by Sellers and the performance by Sellers of the transactions contemplated herein have been duly and validly executed and authorized by all necessary corporate action on the part of Sellers. This Agreement and each other document delivered in connection herewith by Sellers constitutes a legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms.

4.3      Sellers' Title to the Shares; Subsidiaries
         ------------------------------------------

         (a) Sellers solely own and have title to all the Shares, free and clear of all Liens. The Shares are fully transferable to Buyers. The Shares represent all the outstanding capital stock of the Companies.

         (b) Nordic owns and has title, directly or indirectly, to all the authorized and outstanding Nordic Group Shares, free and clear of all Liens.

         (c) The shares in Nordic and the Nordic Group Shares have been duly authorized and validly issued, fully paid and non-assessable and are, except as set forth on SCHEDULE 4.3(c), free of any preemptive rights and rights of redemption. With respect to Axel Johnson, the registered share-interest capital amounts to DEM 50,000. It is fully paid and has not been repaid to the shareholder, and is


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                                       19

                  free of any preemptive rights and rights of redemption. Except as set forth on Schedule 4.3(c), there are no outstanding obligations, warrants, calls, commitments, conversion rights, rights of exchange, options, subscriptions or preemptive rights or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Group Companies or by which Sellers are bound to provide for the sale or issuance of any additional shares of the Group Companies and no other convertible debentures, warrants or other securities of the Group Companies convertible into or exchangeable for shares are issued and outstanding.

4.4      No Conflicts; Consents; Filings, etc.
         ------------------------------------

         Except as set forth in SCHEDULE 4.4 attached hereto, the execution of this Agreement by Sellers does not, and the consummation of the transactions contemplated hereby will not:

         (a) violate any law, regulation, order or judgment applicable to Sellers or any of the Group Companies,

         (b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to a right of termination or modification, or acceleration of the performance required by
                  (i) any license, permit, approval or other authorization of any Group Companies issued


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                                       20

                  by any governmental authority or agency (each, a "Governmental Authority") (the "Authorizations"), or (ii) any material agreement, contract, undertaking or other commitment to which any of the Group Companies is a party or may be bound or to which any of the Group Companies' assets are subject;

         (c) result in the creation of any Liens upon any of the assets of the Group Companies;

         (d) require Sellers or any of the Group Companies to file for approval by a Governmental Authority; or

         (e) require Sellers or any Group Company to obtain the approval or consent of any person, firm or other entity.

4.5      Compliance with applicable law
         ------------------------------

         Neither Sellers nor the Group Companies have received any written notice of any violation of, and the Group Companies are not in any material violation of any applicable law or regulation promulgated by any supranational, state or court or Governmental Authority.

4.6      Authorizations
         --------------


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                                       21

         Each of the Group Companies has received all material Authorizations necessary in order to enable it to own and conduct its businesses as presently conducted. Each such material Authorization is in full force and effect. Each of the Group Companies is, and has during the last three (3) years been, complying with such material Authorizations. Except as set forth in SCHEDULE 4.6, to the best of Sellers' knowledge, neither of the Group Companies is subject to an investigation by a Governmental Authority.

4.7      Financial Statements; No Material Adverse Change; Conduct of Business
         ---------------------------------------------------------------------

         (a) Prior to the date of this Agreement, Sellers have provided Buyers with:

                  (i)      the Audited Financial Statements;

                  (ii)     the Unaudited Financial Statements;


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                                       22

                  (iii) since September 1996, monthly reports of the operations of the Companies.

                  The Audited Financial Statements (x) have been prepared in accordance with the Accounting Principles, (y) fairly present in all material respects Axel Johnson's, Nordic's or each of the Subsidiaries, as the case may be, financial position, results of its operations and changes in its financial position at and for the period specified therein, and (z) are consistent with the books and records of Axel Johnson, Nordic or each of the Subsidiaries, as the case may be. As of the relevant accounts date, no Group Company had any liabilities, actual and known, other than those shown in the Audited Financial Statements.

                  The Unaudited Financial statements and the reports mentioned in (iii) above have been prepared in consistency with the reporting principles applied by the management of the companies within the Anglian Water group. Except as set forth on SCHEDULE 4.7, the Unaudited Financial Statements (i) fairly present in all material respects, Axel Johnson's, Nordic's or each of the Subsidiaries', as the case may be, financial position, results of its operation and changes in its financial position at and for the periods specified therein,
                  (ii) are consistent with the books and records of Axel Johnson, Nordic or each of the Subsidiaries, as the case may be, and (iii) include all adjustments, consisting only of normal recurring adjustments, required for a fair presentation. With respect to contingent liabilities, such liabilities have been accounted for to the extent required by the Accounting Principles. As of December 31, 1996, the Group Companies taken as a whole have no liabilities, actual and known, other than those shown in the Unaudited Financial Statements.

         (b) Since December 31, 1996, except as contemplated by this Agreement and accounted for in the Unaudited Financial Statements, there has not occurred or arisen:

                  (i)      any Material Adverse Effect,

                  (ii) any payment, declaration or setting aside by any of the Group Companies of dividends or a return of capital or any distribution by any of the Group Companies of any cash or other assets to any of its shareholders in redemption of or as the purchase price for any of the Group Companies' capital stock or equity or in discharge or cancellation in whole or in part of any indebtness owing (whether in payment of principal, interest or otherwise) to any of its shareholders, except, in the case of the discharge or cancellation of any indebtness only, for ordinary commercial transactions;

                  (iii) any institution by any of the Group Companies of a bonus, stock option, profit-sharing, pension or similar arrangement or any changes in any such existing plans;

                  (iv) any material loss, damage or destruction to any of the Group Companies' properties (whether or not covered by insurance);

                  (v) any increase made or promised in the compensation or other remuneration payable or to become payable by any of the Group Companies to any of its employees, agents or partners outside the ordinary course of business;

                  (vi) any material commitment made (through negotiations or otherwise) or any material liability incurred to any labor organization or works council by any of the Group Companies; or

                  (vii) any changes in accounting or reporting principles or practices from those utilized in the preparation of the Audited Financial Statements and the Unaudited Financial Statements, respectively.

         (c) Since March 31, 1996 each of the Group Companies has conducted its business in the ordinary course and in a manner consistent with prior business practice.

4.8      Liabilities
         -----------

         Except for the liabilities or obligations that (i) are included in the balance sheet included in the Unaudited Financial Statements of such Group Company; or (ii) were incurred since December 31, 1996 in the ordinary course of business, there are no material liabilities of any nature (whether or not accrued or otherwise) of the Group Companies. None of the Group Companies are presently in default under and, to the best of Sellers' knowledge, there does not exist an event which, with notice or lapse of time or both would constitute a default under, or give rise to acceleration of any of the liabilities of the Group Companies.

4.9      Title to Assets and Properties; Liens
         -------------------------------------

         SCHEDULE 4.9(a) lists all leases and licenses pursuant to which the Companies lease or are licensed to use real estate or other material personal property. Each of the Group Companies has good title to all of the assets and properties owned (but not leased) by it which are used in the conduct of its business, and such assets and properties are reflected in the Audited Financial Statements, other than assets and properties purchased or sold since March 31, 1996 in the ordinary course of business. Such assets and properties are free and clear of any Liens, other than (i) reservations of title provided for in contracts for the purchase of goods (or the relevant invoices) entered into in the ordinary course of business; and (ii) Liens reflected in the Audited Financial Statements.

4.10     Accounts Receivable
         -------------------

         All accounts receivable ("Receivables") of the Group Companies as per the Closing Date are set forth on SCHEDULE 4.10, and have arisen from bona fide transactions of the Group Companies and represent valid obligations due to the applicable Group Company(ies) which have been accounted for in a manner consistent with the Accounting Principles. Reserves for such Receivables have been calculated in accordance with Accounting Principles and in a manner consistent with past practice. All Receivables have been, or will be, collected according to their respective terms by the applicable Group Company(ies) in the ordinary course of its business (assuming collection efforts will be made in a manner consistent with past practice), except for an aggregate amount of Receivables that shall not exceed the aggregate of the reserves for Receivables as of the Closing Date for the Group Companies taken as a whole, as set forth on Schedule 4.10.

4.11     Material Agreements
         -------------------

         (a) SCHEDULE 4.11(a) lists the contracts to which any of the Group Companies is a party or by which any of its assets, businesses or operations is bound or affected other than any contract that (i) may be canceled by such Group Company on thirty (30) days' notice or less without incurring a liability or obligation caused by such cancellation, or (ii) involves or is reasonably expected to involve the payment of consideration having an aggregate value of less than Seven Hundred Thousand

                  Swedish Kronor (SEK 700,000) with respect to Nordic, and One Hundred Fifty Thousand German Marks (DEM 150,000) with respect to Axel Johnson. A true, correct and complete copy of each written, and a description of each oral contract listed on
                  Schedule 4.11(a) has been delivered to Buyers or its counsel.

         (b) Neither of the Group Companies has received any written notice of breach by it and, to the best of Sellers' knowledge, they are not currently in breach of any material agreement, contract or commitment to which any of the Group Companies is a party or to which it is bound.

         (c) SCHEDULE 4.11(c) lists all outstanding purchase orders as of 5 days prior to Closing under which any of the Group Companies is or will become obligated to pay any particular vendor an aggregate sum in excess of the equivalent of Three Hundred Fifty Thousand Swedish Kronor (SEK 350,000). All purchase orders subsequently entered into by the Group Companies have been entered into in the ordinary course of business, consistent with past practice.

4.12     Insurance
         ---------

         (a) Except as set forth on SCHEDULE 4.12(a) attached hereto, the Group Companies' assets and properties (whether owned or leased) are insured against fire, damage and loss in accordance with customary practice in the industry.

         (b) The Group Companies maintain normal and customary liability insurance and normal and customary insurance against operational interruption;

         (c) The insurance policies under subsections (a) - (b) above have been valid and in effect since March 31, 1996; and

         (d)      all insurance premiums due have been paid.

         A list of the insurance policies for the Group Companies is set forth in Schedule 4.12(b) attached hereto. Sellers will maintain certain insurance policies until March 31, 1997, unless requested to be earlier terminated by Buyers, as indicated on Schedule 4.12(b) and the Group Companies shall reimburse Sellers for the reasonable costs thereof.

         Buyers and the Group Companies shall not be entitled to put forward any claims vis-a-vis Rutland Insurance Ltd. under insurance policies issued by Rutland Insurance Ltd. as set forth in Schedule 4.12(b).

4.13     Employment and Pension Agreements
         ---------------------------------

         (a)      Except as (i) set forth on SCHEDULE 4.13(a) attached hereto,
                  (ii) expressly provided for in collective bargaining agreements applicable to any of the Group Companies and their respective employees and delivered to Buyers, (iii) expressly provided for in employment agreements between any of the Group Companies and their respective employees and delivered to Buyers, or (iv) established or required by law in the jurisdiction in which the Group Companies are organized or do business, there are no deferred compensation agreements, bonus plans (other than discretionary payments of annual bonuses), profit-sharing plans, pension plans, severance pay or retirement plans, employee stock option or purchase plans, private life insurance plans or hospitalization insurance plans (collectively referred to as the "Employment and Pension Agreements") in effect with respect to any director, officer or other employee of any of the Group Companies.

         (b) There is no pending and, to Sellers' best knowledge, no threatened claim by any current or former director, officer or employee working for any of the Group Companies against any of the Group Companies or Sellers.

         (c) The relation of each of the Group Companies with its employees is generally good, and there are no pending or, to the best of Sellers' knowledge, threatened material labor difficulties.

         (d) All obligations of the Group Companies incurred in connection with the Employment and Pension Agreements has been and is properly reflected in the Audited Financial Statements and the Unaudited Financial Statement, respectively, to the extent required by the Accounting Principles.

4.14     Taxes
         -----

         (a) All returns and reports regarding Taxes required to be filed prior to the Closing Date by or on behalf of any of the Group Companies have been filed with the appropriate authority, and all such Tax returns and reports were true, correct and complete in all respects, and all contingent information required to be filed for correct Tax assessment has been filed. Sellers have no knowledge of any unassessed tax deficiency proposed or threatened against any of the Group Companies as a result of the operation of their business. All Taxes assessed against any Group Company up to December 31, 1996, have either been paid or reserved for in the Unaudited Financial Statements for such Group Company. There is no tax audit or other investigation being conducted by a Governmental Authority against any Group Company. It is the Parties intention that Sellers shall be responsible for all Taxes, unless already paid or reserved for on such Group Company's balance sheet contained in the Unaudited Financial Statements, which Taxes are (i) incurred by or assessed or levied against any Group Company on the basis of the financial year-end accounts up to and including March 31, 1996; and (ii) assessed or levied against any Group Company on an on-going basis and due prior to December 31, 1996.

         (b) Except as reserved for in the relevant balance sheet contained in the Unaudited Financial Statements, none of the Group Companies will be required to repay (in full or in part), other than as a result of a change in business or other measure after Closing Date, any investment grants or subsidies or any other financial support given by public bodies which have been received by such Group Company prior to the Closing Date.

4.15     Litigation
         ----------

         Except as set forth in SCHEDULE 4.15 attached hereto, there is no suit, claim, action, arbitration, inquiry, administrative or other proceeding pending, or to the best of Sellers' knowledge, threatened, by or before any court or Governmental Authority or arbitral panel against any of the Group Companies.

4.16     Dividends; Payments; Material Agreements With Sellers
         -----------------------------------------------------

         Since March 31, 1996, no Group Company has declared any dividends or made any other distribution of its profits or unrestricted equity to its shareholders, other than to other Group Companies. None of the Group Companies has any obligation to make such payments or distributions (other than to other Group Companies), nor has any Group Companies made any material transactions or dealings with Sellers or any Affiliate of Sellers since March 31, 1996 that has been outside the ordinary course of business. No Group Company has any liability, obligation or debt to any current or former shareholder, officer or director of any of the Group Companies, Seller or any Affiliate of Seller.

4.17     Intellectual Property
         ---------------------

         (a) Each of the Group Companies owns, or has valid licenses or other right to use (i) all of its patents, copyrights, trade marks and service marks, all of which are set forth in
                  SCHEDULE 4.17(i), and (ii) all trade secrets, know-how and any other intellectual property. The intellectual property in (i) and (ii) is jointly referred to as the "Intelletctual Property". All Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Authority, and such registrations remain in force as of this day and all renewal fees due for such registrations have been paid. To the best of Sellers' knowledge, the conduct by each of the Group Companies does not infringe upon or violate any proprietary rights or related rights of any third party. Except as set forth on SCHEDULE 4.17(ii), there has not been during the last three (3) years and there is currently no claim by any third party or any proceeding pending, or, to the best of Sellers' knowledge, threatened against any of the Group Companies relating to the Intellectual Property. To the best of Sellers' knowledge, no third party is presently infringing upon any Intellectual Property, except as set forth on SCHEDULE 4.17(iii).

         (b) Each of Group Companies has the right to use its present corporate name for the business presently conducted by such Company.

4.18     Environmental Matters; Health & Safety
         --------------------------------------

         (a) All permits of environmental character or required by any Environmental Law of any Group Company are in full force and effect and no Group Company is in violation of such permit. Except as set forth on SCHEDULE 4.18 hereto, there is no material order or instruction from any court or Governmental Authority directed to any Group Company regarding non-compliance with environmental laws or health and safety laws for its employees (collectively referred to as the "Environmental Laws"). The Group Companies are in compliance with, all permits, licenses, authorizations and concessions regarding Environmental Laws necessary for the conduct of the business.

         (b) No real property is being or has been used by any of the Group Companies in such a way which may lead to or have led to any such real property becoming contaminated in a manner resulting in any liability under Environmental Laws.

                  Notwithstanding the foregoing in this Section 4.18, Sellers shall not be responsible for any obligations, losses or costs resulting from more restrictive standards of any and all Environmental Laws enacted subsequent to the date of this Agreement.

         (c) With respect to the operations at Zickert Products AB ("Zickert"), Sellers hereby undertake to indemnify Buyers for any costs and expenses incurred by Zickert or Buyers caused by an order from a Governmental Authority or required under any Environmental Laws in relation to clean up measures, fines, costs and expenses required as a result of waste disposal or other non-compliance with Environmental Laws by Zickert prior to the Closing Date and while owned by Nordic, PROVIDED, HOWEVER, that Buyer shall cause Zickert to comply with the written approval, attached hereto in SCHEDULE 4.18, granted by the Governmental Authority by completing the investments required in this respect prior to January 1, 1998, unless such deadline is extended by the Governmental Authority. Sellers have informed Buyers that the estimated cost for such investment will be approximately SEK 350,000 in the aggregate.

4.19     Bank Accounts etc.
         -----------------

         SCHEDULE 4.19 is a list of the name of each bank, savings and loan, or other financial institution in which each of the Group Companies has an account or safe deposit box, the names of all persons authorized to draw on each account or to have access to each box, the number of signatures required to be given for a withdrawal and a description of the type of account.

4.20     Powers of Attorney
         ------------------

         None of the Group Companies has given any power of attorney that is presently in effect to any person or entity for any material purpose.

4.21     Capital Expenditure Plans
         -------------------------

         SCHEDULE 4.21 sets forth a description of each capital expenditure plan of each of the Group Companies involving the expenditure of at least an amount equivalent to Fifty Thousand US dollars (USD 50,000) as to which the expenditure of funds is incomplete, setting forth (i) the budgeted expenditure and (ii) the actual amounts expended, if any.

4.22     Business Relations
         ------------------

         Other than as set forth on SCHEDULE 4.22, no Group Company is required, in the ordinary course of business, to provide any bonding or any other financial security arrangements in connection with any customers or suppliers.

4.23     Real Property
         -------------

         SCHEDULE 4.23 contains a list of all real property leases to which any of the Group Companies is a party (the "Real Property"). All leases are in writing and are duly executed and are valid for their full term and none have been modified, amended, sublet or assigned. There is no default by any Group Company, or to the best of Sellers' knowledge, any other party which materially affects the Real Property. No Group Company owns any real property.

4.24     Transactions with Officers, etc.
         -------------------------------

         Sellers and its Affiliates have no ownership or other forms of controlling interest in any entity (other than an Affiliate) that has any existing material relationship, oral or written, or other business relationship with any of the Group Companies.

4.25     Products
         --------

         To the best of Sellers' knowledge, the products sold by each of the Group Companies conformed to and met or exceeded the standards required by all applicable laws, ordinances and regulations in effect at the time of such sales. To the best of Sellers' knowledge, there is no pending legislation, ordinance or regulation which if adopted or enacted would have a Material Adverse Effect on such products or any of the Group Companies business as presently conducted.

         Except as set forth on SCHEDULE 4.25, no claims of customers or others based on an alleged or admitted defect of material, workmanship or design or otherwise in or in respect of any of the Group Companies' products are presently pending, or to the best of Sellers' knowedge, threatened, other than product warranty claims reserved for on the balance sheets contained in the Unaudited Financial Statements or which in the aggregate do not exceed Fifteen Thousand US Dollars (USD 15,000).

4.26     Casualty Occurrences
         --------------------

         None of the Group Companies has received notice of any occurrences during the last five (5) years which has resulted in damages in excess of One Hundred Thousand US Dollars (USD 100,000) (or the equivalent thereof in any other currency) to persons or property involving any defects or alleged defects in any of such Group Company's products or their respective designs. All such occurrences are fully and adequately covered by paid-for insurance.

4.27     Inventory
         ---------

         The inventories of each of the Group Companies reflected on the Unaudited Financial Statements and acquired since December 31, 1996 consist only of items of a quality and quantity usable and saleable in the ordinary course of business, consistent with past practice and do not include any item of inventory which has previously been written off by such Group Company. Items of below-standard quality and items not previously readily saleable in the ordinary course of business have been written down in value in accordance with Accounting Principles to estimated net realizable market values. The value at which the inventories are carried on each of the Group Companies' books reflects the lower of cost (on a FIFO basis) or estimated net realizable market value. The inventory reflected on the March 31, 1996 balance sheet of each of the Group Companies, is based on quantities determined by physical count.

4.28     Work in Progress Projects
         -------------------------

         To the best of Sellers' knowledge, there is no occurrence in relation to any work in progress project that is likely to give rise to a claim against any existing guarantee, as set forth on Schedule 3.4(f), by any principal due to any fraudulent or negligent acts outside professional standard of any Group Company prior to the Closing Date.

5.       REPRESENTATIONS AND WARRANTIES OF BUYERS

         Buyers hereby make and agree to the following representations and warranties to and for the benefit of Sellers, each of which is made on and as of the Closing Date.

5.1      Organization
         ------------

         Sweden Sub is a corporation duly organized and validly existing under the laws of Sweden. Germany Sub is a corporation duly organized and validly existing under the laws of Germany, and registered in the Commercial Register of the local court in Hamburg under the registration number HRB 626 96.

5.2      Authorization, Execution and Delivery
         -------------------------------------

         (a) Buyers have all requisite corporate power and authority to enter into, execute and deliver this Agreement and each other document delivered in connection herewith and to perform all of their obligations hereunder.

         (b) The execution of this Agreement and each other document delivered in connection herewith by Buyers and the performance by Buyers of the transactions contemplated herein have been duly authorized and executed by all necessary corporate action on the part of the Buyers.

         (c) This Agreement constitutes a legal, valid and binding obligation of Buyers, enforceable against Buyers in accordance with its terms.

5.3      No Conflicts
         ------------

         The execution and performance of this Agreement and the fulfillment of the terms hereof will not result in a breach of any applicable law, judgment, decree or order of any court or

         Governmental Authority or of Buyers' respective articles of association or any of their other organizational documents.

5.4      Consents, Filings, etc.
         ----------------------

         Buyers have made all necessary filings and obtained any and all necessary approvals including, but not limited to, approvals in the European Community, Germany or Sweden pursuant to all relevant and applicable competition legislation.

6.       COVENANTS BY SELLERS AND BUYERS

6.1      Publicity
         ---------

         None of the Parties shall issue any press releases or make any other public statements, in each case relating to, connected with or arising out of this Agreement or any matters contained herein, without obtaining prior approval from the other Party with respect to the contents and the manner of presentation and publication thereof, PROVIDED, however, that nothing herein shall prevent any Party from making any announcement or filing required by (i) any applicable law or regulation or (ii) the rules and regulations of any stock exchange or an agreement with any stock exchange on which it or any Affiliate is listed.

6.2      Confidentiality
         ---------------

         Buyers and Sellers shall not, and shall cause each of their respective Affiliates not to, disclose any of the other Parties' Confidential Information of the other Parties to any person except:

         (a) those directors or employees of Buyers, Sellers or their respective Affiliates that are likely to be directly concerned with the transactions contemplated herein and who need to know the Confidential Information (or any part of it) for the purpose of conducting such transactions, and

         (b) those Representatives of Buyers, Sellers or their respective Affiliates engaged to advise with respect to the transactions contemplated herein and who need to know the Confidential Information (or any part of it) in order to advise upon such transactions; PROVIDED, HOWEVER, that Buyers and Sellers shall ensure that such directors, employees and Representatives to whom Confidential Information is to be disclosed are made aware of and agree to adhere to the terms of this confidentiality provision as if each were a party to it, unless such disclosure (i) is required under any applicable law or regulation, (ii) is required under any applicable stock exchange regulation or an agreement with any stock exchange,
                  (iii) is made in connection with the ordinary course of business of the Group Companies, or (iv) has been consented to by the other Parties, which consent shall not be unreasonably withheld. This Section 6.2 shall be valid for a period of two (2) years from the date of the signing of this Agreement.

6.3      Breach of Undertaking etc.
         -------------------------

         (a) Buyers shall hold Sellers harmless for all costs and expenses incurred by Sellers as a result of a breach by Buyers of their undertakings stated in this Agreement. In addition, Sellers shall be entitled to set off such costs and expenses against Losses under Section 8 below. Further, Sellers shall hold Buyers harmless for all costs and expenses incurred by Buyers or any of the Group Companies as a result of a breach by Sellers of their undertakings stated in this Agreement. In addition, Buyers shall be entitled to set off such costs and expenses and Qualified Losses (as defined below) against amounts in the escrow pursuant to the Escrow Agreement referred to in Section 3.2(b)(ii) and the promissory note referred to in Section 3.2(b)(iii).

         (b) Buyers shall hold Sellers harmless for all liabilities, costs and expenses incurred by Sellers as of the Closing Date in connection with the banking facilities, as set forth in
                  Section 3.4(c) and in Schedule 3.4(c).

6.4      Non-competition
         ---------------

         (a) As from the Closing Date and for a period of two (2) years from the Closing Date, neither Sellers, Anglian Water nor any of their Affiliates shall commence or, directly or intentionally indirectly through a significant interest, engage in business competing with the business of the Group Companies relating to the manufacture and sales of products or services sold or provided by the Group Companies as per the Closing Date. Notwithstanding the above, Sellers, Anglian Water and all their Affiliates shall be entitled to market and sell the GEWE Lamella separator for their own design and build contracts for treatment plants. Moreover, Purac Engineering is entitled to continue to sell the GEWE Lamella separator without territorial restrictions or otherwise. If Affiliates of Anglian Water are required to procure and sell products for its own design and build contracts or build-own-operate projects or similar contracts, then such procurement and sales shall not be deemed to be in breach of this Section 6.4(a). To the extent possible under applicable regulations issued by the relevant Government Authority, Anglian Water and its Affiliates will use their best efforts to source such products from the Group Companies, if requested by such Group Companies, provided their products are deemed by Anglian Water or any of its Affiliates in good faith to be appropriate for use in the relevant project and competitive in price and function.

                  In the event that Sellers, Anglian Water or any Affiliate of Anglian Water should commit a breach of the undertaking stated herein, Buyers shall not be entitled to terminate this Agreement.

                  Each Seller acknowledges that the length of time of the prohibitions in this Subsection (a) both are reasonable and necessary for the legitimate protection of Buyers' and the Group Companies' businesses and interests.

         (b) Sellers and Anglian Water expressly agree and understand that the remedy at law for breach of this Agreement is not entirely adequate for breach of Section 6.4 and that damages may not be susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of any of Sellers or Anglian Water's or its Affiliates' violation of this
                  Section 6.4, Buyers will be entitled, in addition, to any other remedies available at law, to immediate injunctive relief and may obtain a temporary restraining order restraining any further breach.

         (c) In the event any court of competent jurisdiction determines that the specified time period set forth in this Section 6.4. is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy be enforced.

         (d) In the event either Sellers or Anglian Water violates any legally enforceable provision of this Section 6.4 as to which there is a specific time period during which such Sellers are prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

6.5      The name "Anglian Water"
         ------------------------

         Buyers undertake to use all reasonable efforts not to and to cause their Affiliates to cease to use or make any references to the trade mark or corporate name Anglian Water in their operations as soon as possible and in no event as from six (6) months after the Closing Date. During this six month period, the Group Companies are entitled to continue to use the name Anglian Water in any literature or brochure existing on the Closing Date. Buyers hereby waive any rights whatsoever to the name "Anglian Water" or any derivatives thereof.

6.6      The name of the Group Companies
         -------------------------------

         Sellers undertake to use all reasonable efforts not to and to cause their Affiliates to cease to use or make any references to the trade mark or corporate name of any of the Group Companies in their operations as soon as possible and in no event as from six (6) months after the Closing Date. During this six month period, Sellers and their Affiliates are entitled to continue to use the name of any of the Group Companies in any literature or brochure existing on the Closing Date. Sellers hereby waive any rights whatsoever to any of the corporate names of the Group Companies as per the Closing Date.

7.       DISCHARGE OF DIRECTOR LIABILITY

         At the annual general meetings of shareholders of the Companies and each Subsidiary for the fiscal year 1996/1997, Buyers shall cause the former directors and managing directors of the Companies and each Subsidiary to be discharged from liability for their administration of the Companies and the Subsidiaries up to and including the Closing Date, PROVIDED that the respective external auditors of the Companies and the Subsidiaries recommend such discharge from liability.

8.       INDEMNIFICATION BY SELLERS

8.1      Sellers' Indemnification Obligation
         -----------------------------------

         (a) Subject to the terms of this Section 8, Sellers hereby agree to indemnify and hold Buyers harmless from and against any and all losses, damages, liabilities or expenses incurred by Buyers or any of the Group Companies as a result of an incorrectness, misstatement or breach of any representations and warranties under this Agreement ("Losses"), which shall be Buyers' exclusive remedy for such breach. Prior to the signing of this Agreement, Buyers have been provided by Sellers and the Group Companies with the information and documentation set forth in SCHEDULE 8.1. Buyers shall be deemed to have had actual knowledge of the facts and circumstances set forth in Schedule 8.1 provided and to the extent that such schedule contains reasonably specified particulars. NOTWITHSTANDING THE FOREGOING, Sellers shall not be liable under this Section 8 with respect to any claim arising out of facts or circumstances which Buyers or their Representatives had actual knowledge of prior to the execution of this Agreement as described in Schedule 8.1 with such reasonably specific particulars. This limitation does not apply to claims by Buyers for any untruth or breach of Sections 4.3 (ownership to shares), 4.14 (taxes), 4.8 (liabilities) and 4.18 (environmental matters).

         (b) Sellers shall pay to Buyers any and all amounts it owes to Buyers pursuant to this Section 8 indemnification as soon as practicable and in any event no later than thirty (30) days after a claim for such indemnification has been submitted in writing by Buyers to Sellers, except if such claim is disputed by Sellers, in which case Sellers shall pay said amounts no later than thirty (30) days after a valid and final judgment (including any appeal as of right therefrom) has been rendered.

         (c) The amount of any Loss shall be calculated by taking into account as a deduction therefrom of (i) any corresponding saving or net benefits from any payment to any of Buyers, any affiliate of Buyers or the Group Companies on account of the Loss, including any payment under any insurance policy, taking into account the cost for any increase in insurance premium due to such payment, and (ii) any actual tax benefits realized under any applicable law by any of the Group Companies on account of the Loss OR fifty (50) percent of the discounted present value (using a discount rate of LIBOR 90 days plus one (1) percentage unit) of any possible tax benefits on a net basis, which can be realized in accordance with sound business judgment during the period covered by such tax claim under any applicable law by any of the Group Companies an account of the Loss, whichever is the highest.

         (d) A payment by Sellers under this Section 8 shall be deemed to be in the nature of a reduction of the Purchase Price and not a penalty. Such reduction of the Purchase Price shall be Buyers' sole and exclusive remedy for any Loss incurred in connection with any and all transactions arising out of, relating to or in connection with this Agreement. Buyers hereby waive any rights they may have arising under the Swedish Sale of Goods Act of 1990.

         (e) Unless taken in good faith or for a valid business reason as determined in good faith by Buyers, Buyers will not take any action other than in the ordinary course of business that results in Losses giving rise to a claim for indemnification under this Section 8.1. In the event that Buyers take any action in contravention of the preceding sentence that results in Losses and but for the taking of such action, such Losses would not have been incurred, Buyers shall not be entitled to indemnification for such Losses under this Agreement. All actions taken by Buyers shall be presumed to have been taken in good faith and for a valid business reason unless established to the contrary by Sellers.

8.2      Indemnification Limitations
         ---------------------------

         (a) Except as provided in Section 8.2(b), any and all claims for indemnification hereunder shall be made by Buyers in writing as soon as practicable after Buyers become aware of such claim, and shall describe in reasonable detail the nature of the claim and provide a good faith estimate of the amount claimed; PROVIDED that the failure to provide such notice shall not prejudice Buyers' rights hereunder except to the extent that such failure prejudices Sellers with respect to the Losses. Sellers' obligation to indemnify Buyers pursuant to this Section 8 shall terminate twelve (12) months following the Closing Date; PROVIDED, however, that all claims for which a claim has been submitted to Sellers within such twelve (12) month period shall terminate only upon resolution of Sellers' obligation to indemnify Buyers' for such claims in accordance with this Section 8; and PROVIDED further that Sellers' obligation to indemnify Buyers with respect to liabilities for Taxes and environmental matters shall terminate pursuant to
                  Section 8.2(b) and with respect to liabilities for a breach of
                  Section 4.3 shall not terminate.

         (b) Any and all claims for indemnification hereunder with respect to liabilities for Taxes shall be made by Buyers in writing as soon as possible after such liability has been established by any competent Governmental Authority; PROVIDED that the failure to provide such notice shall not prejudice Buyers' right hereunder except to the extent that such failure prejudices Sellers with respect to the Losses. Sellers' obligation to indemnify Buyers with respect to such liability shall survive as long as applicable statute of limitations has not expired and for three (3) months thereafter. Sellers' obligation to indemnify Buyers with respect to a claim for breach of Section 4.18 (environmental matters) shall terminate on January 1, 2000.

         (c) Notwithstanding the above, Sellers shall not be obligated to indemnify Buyers for the first USD 200,000 in Losses under this Section 8 (the "Deductible"), except for losses under Sections 8.2(b) and 4.3 as to which, in each case, the Deductible shall not apply. Sellers shall be obligated to indemnify Buyers pursuant to Section 8.1 hereof only when such Losses, except for losses under Section 8.2(b), exceed, in the aggregate, the amount of the Deductible and with respect to Losses under Sections 8.2(b) and 4.3 upon any occurrence thereof ("Qualified Losses").

         (d) Notwithstanding anything herein to the contrary, the aggregate amount of Losses for which Sellers may be liable to indemnify Buyers pursuant to this Agreement shall not exceed Three Million US dollars (USD 3,000,000); PROVIDED that such limitation shall not apply to losses demanded under Section 8.2(b) and 4.3.

8.3      Third Party Claims
         ------------------

         Upon Buyers becoming aware of any claim, suit, action or proceeding by a third party against any of the Group Companies which may give rise to a Loss which may be indemnifiable under this Section 8, Buyers shall:

         (a) Subject to Section 8.3(c) below, make no admission of liability, agreement or compromise of any kind to or with any person or entity with respect thereto without the prior written consent of Sellers, which consent shall not be unreasonably withheld;

         (b) Permit Sellers and their Representatives to (i) have access to any of the Group Companies' personnel, (ii) have access to any relevant accounts, documents and/or records within the possession or control of any of the Group Companies so that Sellers and their Representatives may assess the merits and potential liability with respect to such claims, suits, actions or proceedings, and (iii) take copies or photographs of such relevant accounts, documents and records at their own expense. Notwithstanding the foregoing, Sellers shall have no rights under this Section 8.3(b) if Buyers discharge and release Sellers from their indemnification obligations under this Section 8 with respect to Losses relating to, arising out of or in connection with such claims, suits, actions or proceedings;

         (c) Upon the request of Sellers, tender the defense of any such claim, suit, action or proceeding to Sellers, in which event Sellers shall assume all liabilities and obligations with respect to such claim, suit, action or proceeding and shall be relieved of their indemnification obligations under this
                  Section 8 for any and all Losses resulting from such claim, suit, action or proceeding which are incurred after Sellers have assumed such defense. In the event Sellers do not assume such defense, Buyers shall have the right to decide whether or not and in what manner to settle or compromise such claim or otherwise accept liability for such claim, suit or proceeding. With respect to Losses under or in connection with Section 4.14, Sellers undertake to communicate with Buyers any proposals for settlement or compromise of any such claim, and to use their best reasonable efforts to reach an understanding with Buyers prior to settling or compromising such claim. If Buyers do not accept Sellers' proposal concerning the settlement or compromise of such claim, Buyers shall assume defense of such claim, suit, action or proceeding, and Sellers' obligation to indemnify Buyers for Losses in connection with Section 4.14 shall be limited to the amount of the proposal presented by Sellers to Buyers. If, Sellers do not assume the defense, Buyers shall have the corresponding obligation as Sellers have to communicate with Sellers in order to reach an understanding prior to settling or compromising such claim.

8.4      Receivables
         -----------

         Twelve (12) months after the Closing Date, Sellers shall assume any outstanding Receivables, except for Receivables within and between the Group Companies, at face value from Buyers net of the reserves applicable thereto as of the Closing Date, provided that such Receivables are deemed Qualified Losses. Buyers will cause the Group Companies to notify each debtor of the assignment and will cause any payment received for the Receivables thus assigned to be transferred to Sellers. If Buyers prior to the end of the twelve month period have obtained a settlement offer in connection with the collection of Receivables exceeding in the aggregate the total corresponding face value of Ten Thousand US Dollars (USD 10,000), Buyers are required to obtain the prior written approval from Sellers before accepting such offer. Sellers shall respond to such request within five (5) working days after having received notice of such offer. If such approval is not granted by Sellers, Buyers shall have the right to settle such claim. However, Sellers shall in such case not be obliged to assume liability for the remaining amount of such Receivable at the end of the twelve month period.

         Following assignment of Receivables to Sellers, Sellers shall be entitled to take all measures considered necessary by Sellers to recover such Receivables. Buyers undertake to assist Sellers in pursuing such proceedings by providing Sellers with the necessary information and access to the relevant Group Companies and their books in order to pursue these proceedings.

8.5      Claims Against Holding
         ----------------------

         (a) Sellers will indemnify Buyers in full for any liability of Holding incurred by Buyers in accordance with Section 419 of the German Civil Code (BGB) as a result of a claim against Holding following Holding's divestiture of the interest share in Axel Johnson, as envisaged by this Agreement.

         (b) In the event Holding will be required to contribute any funds to Axel Johnson as a result of the Domination Agreement and following the audited financial statements for Axel Johnson as per financial year ending December 31, 1996, Holding undertakes to pay the full amount of such contribution to Axel Johnson within five (5) days after having been notified of such claim. Buyers undertake to simultaneously reimburse Holding for the full corresponding amount that Holding will pay to Axel Johnson as set forth in this paragraph of subsection (b).

                  Correspondingly, in the event Axel Johnson will be required to contribute any funds as a result of any of the Domination Agreements, Axel Johnson undertakes to pay the full amount of such contribution within five (5) days after having been notified of such claim. Sellers undertake to simultaneously reimburse Axel Johnson for the full corresponding amount that Axel Johnson will pay as set forth in this paragraph of subsection (b).

8.6      Escrow Agreement
         ----------------

         If, as of the date twelve (12) months after the Closing Date, Buyers have presented claims for indemnification in accordance with Section 8 herein which do not exceed the Escrow Amount (as defined in the Escrow Agreement) and having notified Svenska Handelsbanken (the "Escrow Agent") in accordance with Section 6.2(a) of the Escrow Agreement, Buyers undertake to jointly with Sellers sign a notice instructing the Escrow Agent to release the remaining, undisputed part of the Escrow Amount to Sellers, in accordance with Section 6.2(b)(i) of the Escrow Agreement.

9.       MISCELLANEOUS

9.1      Entire Agreement
         ----------------

         This Agreement, including all the other documents referred to herein which form a part hereof and all other documents delivered at the Closing contemplated hereby contain the entire agreement and understanding of the Parties with respect to the subject matter contained herein and therein. This Agreement supersedes all other prior agreements and understandings between the Parties, whether oral or written, with respect to such subject matter. The Parties agree that:

         (i) none of them has entered into this Agreement in reliance on any representation, warranty or undertaking by any other Party or any other person which is not expressly set out in this Agreement or a document which is expressly referred to in this Agreement;

         (ii) no Party shall have any remedy in respect of misrepresentation or untrue statement made by the other Parties except and to the extent that a claim lies for breach of a warranty under this Agreement; and

         (iii) for the avoidance of doubt, nothing in this clause shall exclude any liability for fraud or fraudulent misrepresentation.

9.2      Amendments
         ----------

         This Agreement may only be amended pursuant to a written instrument signed and duly executed by the Parties.

9.3      Assignment
         ----------

         This Agreement may not be assigned by any Party without the prior written consent of the other Parties; PROVIDED, that Buyers may assign their rights to indemnification hereunder to their, Waterlink's or any of Waterlink's Affiliate's lender(s) subject to any defense available to Sellers hereunder, which assignment shall be in form and substance reasonably satisfactory to Sellers.

9.4      Expenses; Fees
         --------------

         Sellers and Buyers shall each bear their own fees and expenses including, but not limited to legal fees and expenses, in connection with this Agreement and in connection with the transactions contemplated hereby including the fees and expenses of their own Representatives.

9.5      Notices
         -------

         Any and all notices or other communications hereunder shall either be delivered personally, sent by registered mail or sent by facsimile (followed by immediate letter sent by registered mail or delivered personally) to the following respective addresses or to such other addresses as may be notified in said manner by one Party to the other
         Party:

         If to Sellers, to:

         Anglian Water International Ltd.
         Anglian House
         Ambury Road
         Huntingdon, Cambs. PE18 6NZ
         England
         Attention:  Company Secretary

         If to Buyers, to:

         Waterlink Inc.
         4100 Holiday Street, NW
         Canton, Ohio, USA 44718
         Attention:  Theodore F. Savastano

         with a copy to:

         Benesch, Friedlander, Coplan & Aronoff P.L.L.
         2300 BP America Building
         200 Public Square
         Cleveland, Ohio, USA 41144
         Attention:  Ira C. Kaplan

         A notice shall be served as follows:

         (i)      if personally delivered, at the time of delivery;

         (ii) if by registered mail, seven (7) days after the envelope containing the notice was posted; and

         (iii) if by facsimile, at the time the facsimile has been sent, provided such facsimile is followed by immediate letter sent by registered mail or delivered personally.

9.6      Press Release
         -------------

         The Parties agree that a special press release concerning the transactions contemplated herein shall be worked out jointly by the Parties and shall be released on the Closing Date.

9.7      Governing Law and Jurisdiction
         ------------------------------

         Except for the Assignment Agreement in Exhibit C, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, this Agreement shall be governed by and construed in accordance with the laws of the Kingdom of Sweden. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce; provided that nothing contained herein shall prevent Buyers or Sellers from obtaining or seeking to obtain injunctive relief in connection with any violation of Sections 6.1, 6.2 and 6.4 of this Agreement before any court of competent jurisdiction. The arbitral tribunal shall be composed of three arbitrators, who all shall be appointed by the Arbitration Institute. The place of arbitration shall be Stockholm. The language of the arbitration shall be English.

9.8      Severability
         ------------

         In case any provision in this Agreement shall be held invalid or unenforceable, in whole or in part, the other provisions of this Agreement shall remain in force. The Parties shall replace the invalid or unenforceable provisions, according to the intent and purpose of this Agreement, with such valid provisions which in their economic effect come as close as legally possible to that of the invalid or unenforceable provisions.

                         ------------------------------

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

GIGANTISSIMO 2061 AB                    PROVISTA EINHUNDERTSECHS-
under change of name to                 UNDFUNFZIGSTE VERWALTUNGS-
WATERLINK (SWEDEN) AB                   GESELLSCHAFT MBH under change
                                          of name to WATERLINK
                                          (GERMANY) GMBH

By /s/ Michael J. Vantusko              By /s/ Michael J. Vantusko
   ---------------------------             -------------------------------------
Name:    Michael J. Vantusko            Name:    Michael J. Vantusko
Title:   Director                       Title:   Attorney-in-fact for Wilfried
                                                 Lahman, Managing Director

AWPE SVENSKA AB                         ANGLIAN WATER HOLDING GMBH

By /s/ Goran Widjmark                   By /s/ Goran Widjmark
   ---------------------------             -------------------------------------
Name: Goran Widjmark                    Name: Goran Widjmark
Title:                                  Title:

GUARANTEE

Anglian Water International Ltd hereby guarantees as for its own debt (sasom for egen skuld) the due performance of the obligations of AWPE Svenska AB and Anglian Water Holding GmbH under this Agreement and all side-letters delivered in connection herewith. Anglian Water International Ltd hereby accepts the undertakings set forth in Sections 6.1, 6.2 and 6.4.

ANGLIAN WATER INTERNATIONAL LIMITED

By /s/ Goran Widjmark
   -------------------------
Name: Goran Widjmark

GUARANTEE

Waterlink Inc. hereby guarantees as for its own debt (sasom for egen skuld) the due performance of the obligations of Gigantissimo 2061 AB under change of name to Waterlink (Sweden) AB and Provista Einhundertsechsundfunfzigste Verwaltungsgesellschaft mbH under change of name to Waterlink (Germany) GmbH under this Agreement, the promissory note attached hereto as Exhibit B and all side-letters delivered in connection herewith. Waterlink Inc. hereby accepts the undertakings set forth in Sections 6.1 and 6.2.

WATERLINK INC.

By       /s/ Michael J. Vantusko
        --------------------------------
Name:    Michael J. Vantusko
         Chief Financial Officer